Exhibit 99.1

ENDO REPORTS THIRD-QUARTER 2019 FINANCIAL RESULTS

— Operating Performance Led by Year-over-Year Double-Digit-Percentage Revenue Growth in Sterile Injectables and in Specialty Products Portfolio of Branded Pharmaceuticals —

— Full-Year 2019 Financial Guidance Updated to Narrow Expected Ranges for Revenue, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA —

DUBLIN, November 4, 2019 — Endo International plc (NASDAQ: ENDP) today reported third-quarter 2019 financial results, including:

•	Revenues of $729 million decreased 2% compared to third-quarter 2018 revenues of $745 million.

•	Branded Pharmaceuticals - Specialty Products revenues increased 18% to $132 million compared to third-quarter 2018 revenues of $112 million.

•	Sterile Injectables revenues increased 11% to $264 million compared to third-quarter 2018 revenues of $237 million.

•	Reported loss from continuing operations of $41 million compared to third-quarter 2018 reported loss from continuing operations of $146 million.

•	Reported diluted net loss per share from continuing operations of $0.18 compared to third-quarter 2018 reported diluted net loss per share from continuing operations of $0.65.

•	Adjusted income from continuing operations of $138 million compared to third-quarter 2018 adjusted income from continuing operations of $165 million.

•	Adjusted diluted net income per share from continuing operations of $0.60 compared to third-quarter 2018 adjusted diluted net income per share from continuing operations of $0.71.

•	Adjusted EBITDA of $321 million compared to third-quarter 2018 adjusted EBITDA of $328 million.

“Endo generated strong operating performance in the third quarter, which was led by continued year-over-year double-digit percentage revenue growth in our Sterile Injectables segment and in the Specialty Products portfolio of our Branded Pharmaceuticals segment, including 29% growth in our XIAFLEX® franchise,” said Paul Campanelli, President and Chief Executive Officer at Endo. “Additionally, during the quarter, we submitted a Biologics License Application for our CCH for Cellulite product with the FDA and settled the Track 1 opioid litigation cases. We believe that a balanced approach to executing our multi-year strategic plan while being responsive to the current external environment remains appropriate and that we are well-positioned to meet our 2019 financial guidance.”

FINANCIAL PERFORMANCE

(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Total Revenues, Net	$729,426	$745,466	(2)%	$2,149,564	$2,160,689	(1)%
Reported Loss from Continuing Operations	$(41,431)	$(146,071)	(72)%	$(152,095)	$(696,288)	(78)%
Reported Diluted Weighted Average Shares	226,598	224,132	1%	225,804	223,829	1%
Reported Diluted Net Loss per Share from Continuing Operations	$(0.18)	$(0.65)	(72)%	$(0.67)	$(3.11)	(78)%
Adjusted Income from Continuing Operations	$138,129	$164,845	(16)%	$380,617	$487,823	(22)%
Adjusted Diluted Weighted Average Shares (1)	230,907	232,358	(1)%	231,751	228,195	2%
Adjusted Diluted Net Income per Share from Continuing Operations	$0.60	$0.71	(15)%	$1.64	$2.14	(23)%

(1)

Reported Diluted Net Loss per Share from continuing operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS

Total revenues were $729 million in third-quarter 2019 compared to $745 million during the same period in 2018. This decrease was primarily attributable to competitive pressures in the Generic Pharmaceuticals segment and the Established Products portfolio of the Branded Pharmaceuticals segment, partially offset by continued strong growth in the Sterile Injectables segment and the Specialty Products portfolio of the Branded Pharmaceuticals segment.

GAAP loss from continuing operations in third-quarter 2019 was $41 million compared to GAAP loss from continuing operations of $146 million during the same period in 2018. This result was primarily attributable to a decrease in asset impairment charges. GAAP diluted net loss per share from continuing operations in third-quarter 2019 was $0.18 compared to GAAP diluted net loss per share from continuing operations of $0.65 in third-quarter 2018.

Adjusted income from continuing operations in third-quarter 2019 was $138 million compared to $165 million in third-quarter 2018. This decrease was primarily attributable to lower adjusted gross margin in the Generic Pharmaceuticals segment due to a decline in revenue and an unfavorable change in product mix. Adjusted diluted net income per share from continuing operations in third-quarter 2019 was $0.60 compared to $0.71 in third-quarter 2018.

BRANDED PHARMACEUTICALS

Third-quarter 2019 Branded Pharmaceuticals revenues were $217 million compared to $220 million in third-quarter 2018. This decrease was primarily attributable to ongoing generic competition in the Established Products portfolio, offset by continued strong growth in the Specialty Products portfolio.

Specialty Products revenues increased 18% to $132 million in third-quarter 2019 compared to $112 million in third-quarter 2018, primarily driven by the continued strong performance of XIAFLEX®. Sales of XIAFLEX® increased 29% to $83 million compared to $64 million in third-quarter 2018, primarily attributable to demand growth in both the Peyronie’s Disease and Dupuytren’s Contracture indications driven by continued commercial execution and investment in promotional activities.

During third-quarter 2019, Endo also submitted a Biologics License Application to the U.S. Food and Drug Administration for its Collagenase Clostridium Histolyticum (CCH) product for the treatment of cellulite.

STERILE INJECTABLES

Third-quarter 2019 Sterile Injectables revenues were $264 million, an increase of 11% compared to $237 million in third-quarter 2018. This increase reflects the continued strong growth of VASOSTRICT® and ADRENALIN®, as well as strong growth of APLISOL®, reflecting wholesalers’ restocking following a temporary supply shortage.

GENERIC PHARMACEUTICALS

Third-quarter 2019 Generic Pharmaceuticals revenues were $218 million, a decrease of 15% compared to $258 million in third-quarter 2018. This performance was primarily attributable to increased competitive pressure on certain generic products. Partially offsetting the decrease was the contribution of certain product launches including, among others, colchicine tablets, the authorized generic of Colcrys®. During third-quarter 2019, the Generic Pharmaceuticals segment launched four products.

INTERNATIONAL PHARMACEUTICALS

Third-quarter 2019 International Pharmaceuticals revenues were $30 million, which was flat versus third-quarter 2018. This quarter benefited from delayed competition which Endo expects to materialize in the near-term.

2019 FINANCIAL GUIDANCE

Endo is updating its financial guidance for the 12 months ending December 31, 2019, narrowing the expected ranges regarding revenue, adjusted diluted net income per share from continuing operations, and Adjusted EBITDA. The Company now estimates:

•	Total revenues to be between $2.86 billion and $2.89 billion compared to previous guidance of $2.76 billion to $2.96 billion;

•	Adjusted diluted net income per share from continuing operations to be between $2.10 and $2.25 compared to previous guidance of $2.00 to $2.25; and

•	Adjusted EBITDA to be between $1.26 billion and $1.30 billion compared to previous guidance of $1.24 billion to $1.34 billion.

The Company’s 2019 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 64.7% to 65.7% compared to previous guidance of 65.0% to 66.0%;

•	Adjusted operating expenses as a percentage of revenue to be approximately 25.0% compared to 24.5% to 25.0%;

•	Adjusted interest expense of approximately $540 million compared to $550 million to $560 million;

•	Adjusted effective tax rate of approximately 16.5% compared to 17.5% to 18.5%; and

•	Adjusted diluted weighted average shares outstanding of approximately 234 million.

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES

As of September 30, 2019, the Company had approximately $1.5 billion in unrestricted cash; debt of $8.4 billion; net debt of approximately $6.9 billion and a net debt to adjusted EBITDA ratio of 5.3.

Third-quarter 2019 cash provided by operating activities was $33 million, compared to $22 million of net cash used in operating activities during third-quarter 2018.

CONFERENCE CALL INFORMATION

Endo will conduct a conference call with financial analysts to discuss this press release on November 5, 2019 at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 1186004. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from November 5, 2019 at 10:30 a.m. ET until 10:30 a.m. ET on November 8, 2019 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 1186004.

A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES

The following table presents Endo’s unaudited Total revenues, net for the three and nine months ended September 30, 2019 and 2018 (dollars in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2019	2018		2019	2018
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$82,756	$64,214	29%	$226,118	$184,855	22%
SUPPRELIN® LA	20,772	20,408	2%	66,542	60,948	9%
Other Specialty (1)	28,470	27,614	3%	78,397	69,226	13%

Total Specialty Products	$131,998	$112,236	18%	$371,057	$315,029	18%

Established Products:
PERCOCET®	$28,561	$30,730	(7)%	$88,199	$93,539	(6)%
TESTOPEL®	13,236	15,962	(17)%	40,830	44,976	(9)%
Other Established (2)	43,518	61,172	(29)%	129,765	179,428	(28)%

Total Established Products	$85,315	$107,864	(21)%	$258,794	$317,943	(19)%

Total Branded Pharmaceuticals (3)	$217,313	$220,100	(1)%	$629,851	$632,972	—%

Sterile Injectables:
VASOSTRICT®	$129,691	$112,333	15%	$384,854	$332,387	16%
ADRENALIN®	40,311	35,460	14%	133,468	101,858	31%
APLISOL®	28,085	15,992	76%	55,996	49,064	14%
Ertapenem for injection	21,853	25,798	(15)%	79,619	25,798	NM
Other Sterile Injectables (4)	43,695	47,567	(8)%	124,026	161,740	(23)%

Total Sterile Injectables (3)	$263,635	$237,150	11%	$777,963	$670,847	16%

Total Generic Pharmaceuticals	$218,012	$257,969	(15)%	$654,322	$748,445	(13)%

Total International Pharmaceuticals	$30,466	$30,247	1%	$87,428	$108,425	(19)%

Total revenues, net	$729,426	$745,466	(2)%	$2,149,564	$2,160,689	(1)%

(1)

Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®. Beginning with our first-quarter 2019 reporting, TESTOPEL®, which was previously included in Other Specialty, has been reclassified and is now included in the Established Products portfolio for all periods presented.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, VOLTAREN® Gel, EDEX®, FORTESTA® Gel and TESTIM®, including the authorized generics of FORTESTA® Gel and TESTIM®.
(3)

Individual products presented above represent the top two performing products in each product category for either the three or nine months ended September 30, 2019 and/or any product having revenues in excess of $25 million during any quarterly period in 2019 or 2018.

(4)	Products included within Other Sterile Injectables include ephedrine sulfate injection and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
TOTAL REVENUES, NET	$729,426	$745,466	$2,149,564	$2,160,689
COSTS AND EXPENSES:
Cost of revenues	389,165	412,965	1,169,282	1,198,468
Selling, general and administrative	168,329	163,791	471,749	478,615
Research and development	36,519	39,683	96,353	160,431
Litigation-related and other contingencies, net	(14,414)	(1,750)	(4,093)	15,370
Asset impairment charges	4,766	142,217	258,652	613,400
Acquisition-related and integration items	16,025	1,288	(26,983)	13,284
Interest expense, net	136,903	131,847	404,387	385,896
Gain on extinguishment of debt	—	—	(119,828)	—
Other expense (income), net	16,203	(1,507)	20,408	(33,216)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(24,070)	$(143,068)	$(120,363)	$(671,559)

INCOME TAX EXPENSE	17,361	3,003	31,732	24,729

LOSS FROM CONTINUING OPERATIONS	$(41,431)	$(146,071)	$(152,095)	$(696,288)

DISCONTINUED OPERATIONS, NET OF TAX	(37,984)	(27,134)	(51,898)	(43,273)

NET LOSS	$(79,415)	$(173,205)	$(203,993)	$(739,561)

NET LOSS PER SHARE—BASIC:
Continuing operations	$(0.18)	$(0.65)	$(0.67)	$(3.11)
Discontinued operations	(0.17)	(0.12)	(0.23)	(0.19)

Basic	$(0.35)	$(0.77)	$(0.90)	$(3.30)

NET LOSS PER SHARE—DILUTED:
Continuing operations	$(0.18)	$(0.65)	$(0.67)	$(3.11)
Discontinued operations	(0.17)	(0.12)	(0.23)	(0.19)

Diluted	$(0.35)	$(0.77)	$(0.90)	$(3.30)

WEIGHTED AVERAGE SHARES:
Basic	226,598	224,132	225,804	223,829
Diluted	226,598	224,132	225,804	223,829

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2019 and December 31, 2018 (in thousands):

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,526,250	$1,149,113
Restricted cash and cash equivalents	222,491	305,368
Accounts receivable	420,195	470,570
Inventories, net	338,513	322,179
Other current assets	141,686	95,920

Total current assets	$2,649,135	$2,343,150

TOTAL NON-CURRENT ASSETS	7,185,731	7,789,243

TOTAL ASSETS	$9,834,866	$10,132,393

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,612,124	$1,914,285
Other current liabilities	55,603	35,811

Total current liabilities	$1,667,727	$1,950,096

LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,364,911	8,224,269
OTHER LIABILITIES	463,705	456,311
SHAREHOLDERS’ DEFICIT	(661,477)	(498,283)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,834,866	$10,132,393

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(203,993)	$(739,561)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	468,409	556,503
Asset impairment charges	258,652	613,400
Other, including cash payments to claimants from Qualified Settlement Funds	(403,824)	(233,350)

Net cash provided by operating activities	$119,244	$196,992

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(47,812)	$(56,544)
Proceeds from sale of business and other assets, net	4,780	43,753
Other	(2,295)	(891)

Net cash used in investing activities	$(45,327)	$(13,682)

FINANCING ACTIVITIES:
Proceeds from (payments on) borrowings, net	$247,897	$(29,535)
Other	(28,333)	(33,273)

Net cash provided by (used in) financing activities	$219,564	$(62,808)

Effect of foreign exchange rate	780	(608)

NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$294,261	$119,894

CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,476,837	1,311,014

CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,771,098	$1,430,908

SUPPLEMENTAL FINANCIAL INFORMATION

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.

The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)

The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(79,415)	$(173,205)	$(203,993)	$(739,561)
Income tax expense	17,361	3,003	31,732	24,729
Interest expense, net	136,903	131,847	404,387	385,896
Depreciation and amortization (15)	147,621	176,856	468,409	521,325

EBITDA (non-GAAP)	$222,470	$138,501	$700,535	$192,389

Inventory step-up and other cost savings (2)	$—	$71	$—	$261
Upfront and milestone-related payments (3)	1,672	4,731	4,055	43,027
Inventory reserve increase from restructuring (4)	—	207	—	2,797
Retention and separation benefits and other restructuring (5)	11,023	3,794	15,172	79,344
Certain litigation-related and other contingencies, net (6)	(14,414)	(1,750)	(4,093)	15,370
Asset impairment charges (7)	4,766	142,217	258,652	613,400
Acquisition-related and integration costs (8)	—	519	—	1,553
Fair value of contingent consideration (9)	16,025	769	(26,983)	11,731
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Share-based compensation	11,576	13,736	48,909	43,722
Other expense (income), net (16)	16,203	(1,507)	20,408	(33,216)
Other adjustments	13,795	(67)	13,882	(775)
Discontinued operations, net of tax (13)	37,984	27,134	51,898	43,273

Adjusted EBITDA (non-GAAP)	$321,100	$328,355	$962,607	$1,012,876

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)

The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Loss from continuing operations (GAAP)	$(41,431)	$(146,071)	$(152,095)	$(696,288)
Non-GAAP adjustments:
Amortization of intangible assets (1)	131,932	161,275	417,949	471,662
Inventory step-up and other cost savings (2)	—	71	—	261
Upfront and milestone-related payments (3)	1,672	4,731	4,055	43,027
Inventory reserve increase from restructuring (4)	—	207	—	2,797
Retention and separation benefits and other restructuring (5)	11,023	3,794	15,172	79,344
Certain litigation-related and other contingencies, net (6)	(14,414)	(1,750)	(4,093)	15,370
Asset impairment charges (7)	4,766	142,217	258,652	613,400
Acquisition-related and integration costs (8)	—	519	—	1,553
Fair value of contingent consideration (9)	16,025	769	(26,983)	11,731
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Other (11)	28,634	1,353	30,254	(29,908)
Tax adjustments (12)	(78)	(2,270)	(42,466)	(25,126)

Adjusted income from continuing operations (non-GAAP)	$138,129	$164,845	$380,617	$487,823

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)

The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per share data):

Three Months Ended September 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$729,426	$389,165	$340,261	46.6%	$211,225	29.0%	$129,036	17.7%	$153,106	$(24,070)	$17,361	(72.1)%	$(41,431)	$(37,984)	$(79,415)	$(0.18)
Items impacting comparability:
Amortization of intangible assets (1)	—	(131,932)	131,932		—		131,932		—	131,932	—		131,932	—	131,932
Upfront and milestone-related payments (3)	—	(542)	542		(1,130)		1,672		—	1,672	—		1,672	—	1,672
Retention and separation benefits and other restructuring (5)	—	(1,004)	1,004		(10,019)		11,023		—	11,023	—		11,023	—	11,023
Certain litigation-related and other contingencies, net (6)	—	—	—		14,414		(14,414)		—	(14,414)	—		(14,414)	—	(14,414)
Asset impairment charges (7)	—	—	—		(4,766)		4,766		—	4,766	—		4,766	—	4,766
Fair value of contingent consideration (9)	—	—	—		(16,025)		16,025		—	16,025	—		16,025	—	16,025
Other (11)	—	—	—		(14,053)		14,053		(14,581)	28,634	—		28,634	—	28,634
Tax adjustments (12)	—	—	—		—		—		—	—	78		(78)	—	(78)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	37,984	37,984

After considering items (non-GAAP)	$729,426	$255,687	$473,739	64.9%	$179,646	24.6%	$294,093	40.3%	$138,525	$155,568	$17,439	11.2%	$138,129	$—	$138,129	$0.60

Three Months Ended September 30, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$745,466	$412,965	$332,501	44.6%	$345,229	46.3%	$(12,728)	(1.7)%	$130,340	$(143,068)	$3,003	(2.1)%	$(146,071)	$(27,134)	$(173,205)	$(0.65)
Items impacting comparability:
Amortization of intangible assets (1)	—	(161,275)	161,275		—		161,275		—	161,275	—		161,275	—	161,275
Inventory step-up and other cost savings (2)	—	(71)	71		—		71		—	71	—		71	—	71
Upfront and milestone-related payments (3)	—	(745)	745		(3,986)		4,731		—	4,731	—		4,731	—	4,731
Inventory reserve increase from restructuring (4)	—	(207)	207		—		207		—	207	—		207	—	207
Retention and separation benefits and other restructuring (5)	—	(3,626)	3,626		(168)		3,794		—	3,794	—		3,794	—	3,794
Certain litigation- related and other contingencies, net (6)	—	—	—		1,750		(1,750)		—	(1,750)	—		(1,750)	—	(1,750)
Asset impairment charges (7)	—	—	—		(142,217)		142,217		—	142,217	—		142,217	—	142,217
Acquisition-related and integration costs (8)	—	—	—		(519)		519		—	519	—		519	—	519
Fair value of contingent consideration (9)	—	—	—		(769)		769		—	769	—		769	—	769
Other (11)	—	—	—		—		—		(1,353)	1,353	—		1,353	—	1,353
Tax adjustments (12)	—	—	—		—		—		—	—	2,270		(2,270)	—	(2,270)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	27,134	27,134

After considering items (non-GAAP)	$745,466	$247,041	$498,425	66.9%	$199,320	26.7%	$299,105	40.1%	$128,987	$170,118	$5,273	3.1%	$164,845	$—	$164,845	$0.71

Nine Months Ended September 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,149,564	$1,169,282	$980,282	45.6%	$795,678	37.0%	$184,604	8.6%	$304,967	$(120,363)	$31,732	(26.4)%	$(152,095)	$(51,898)	$(203,993)	$(0.67)
Items impacting comparability:
Amortization of intangible assets (1)	—	(417,949)	417,949		—		417,949		—	417,949	—		417,949	—	417,949
Upfront and milestone-related payments (3)	—	(1,942)	1,942		(2,113)		4,055		—	4,055	—		4,055	—	4,055
Retention and separation benefits and other restructuring (5)	—	(1,004)	1,004		(14,168)		15,172		—	15,172	—		15,172	—	15,172
Certain litigation-related and other contingencies, net (6)	—	—	—		4,093		(4,093)		—	(4,093)	—		(4,093)	—	(4,093)
Asset impairment charges (7)	—	—	—		(258,652)		258,652		—	258,652	—		258,652	—	258,652
Fair value of contingent consideration (9)	—	—	—		26,983		(26,983)		—	(26,983)	—		(26,983)	—	(26,983)
Gain on extinguishment of debt (10)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (11)	—	—	—		(13,878)		13,878		(16,376)	30,254	—		30,254	—	30,254
Tax adjustments (12)	—	—	—		—		—		—	—	42,466		(42,466)	—	(42,466)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	51,898	51,898

After considering items (non-GAAP)	$2,149,564	$748,387	$1,401,177	65.2%	$537,943	25.0%	$863,234	40.2%	$408,419	$454,815	$74,198	16.3%	$380,617	$—	$380,617	$1.64

Nine Months Ended September 30, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,160,689	$1,198,468	$962,221	44.5%	$1,281,100	59.3%	$(318,879)	(14.8)%	$352,680	$(671,559)	$24,729	(3.7)%	$(696,288)	$(43,273)	$(739,561)	$(3.11)
Items impacting comparability:
Amortization of intangible assets (1)	—	(471,662)	471,662		—		471,662		—	471,662	—		471,662	—	471,662
Inventory step-up and other cost savings (2)	—	(261)	261		—		261		—	261	—		261	—	261
Upfront and milestone-related payments (3)	—	(2,095)	2,095		(40,932)		43,027		—	43,027	—		43,027	—	43,027
Inventory reserve increase from restructuring (4)	—	(2,797)	2,797		—		2,797		—	2,797	—		2,797	—	2,797
Retention and separation benefits and other restructuring (5)	—	(57,457)	57,457		(21,887)		79,344		—	79,344	—		79,344	—	79,344
Certain litigation-related and other contingencies, net (6)	—	—	—		(15,370)		15,370		—	15,370	—		15,370	—	15,370
Asset impairment charges (7)	—	—	—		(613,400)		613,400		—	613,400	—		613,400	—	613,400
Acquisition-related and integration costs (8)	—	—	—		(1,553)		1,553		—	1,553	—		1,553	—	1,553
Fair value of contingent consideration (9)	—	—	—		(11,731)		11,731		—	11,731	—		11,731	—	11,731
Other (11)	—	—	—		630		(630)		29,278	(29,908)	—		(29,908)	—	(29,908)
Tax adjustments (12)	—	—	—		—		—		—	—	25,126		(25,126)	—	(25,126)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	43,273	43,273

After considering items (non-GAAP)	$2,160,689	$664,196	$1,496,493	69.3%	$576,857	26.7%	$919,636	42.6%	$381,958	$537,678	$49,855	9.3%	$487,823	$—	$487,823	$2.14

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures

Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and nine months ended September 30, 2019 and 2018 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Amortization of intangible assets excluding fair value step-up from contingent consideration	$128,865	$149,249	$400,203	$446,015
Amortization of intangible assets related to fair value step-up from contingent consideration	3,067	12,026	17,746	25,647

Total	$131,932	$161,275	$417,949	$471,662

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended September 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$542	$—	$745	$—
Development-based	—	1,130	—	3,986

Total	$542	$1,130	$745	$3,986

	Nine Months Ended September 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,942	$—	$2,095	$—
Development-based	—	2,113	—	40,932

Total	$1,942	$2,113	$2,095	$40,932

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for retention and separation benefits and other restructuring included the following (in thousands):

	Three Months Ended September 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Retention and separation benefits	$1,004	$5,672	$1,711	$379
Other	—	4,347	1,915	(211)

Total	$1,004	$10,019	$3,626	$168

	Nine Months Ended September 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Retention and separation benefits	$1,004	$7,884	$15,479	$17,215
Accelerated depreciation and product discontinuation charges	—	—	35,177	—
Other	—	6,284	6,801	4,672

Total	$1,004	$14,168	$57,457	$21,887

(6)	To exclude adjustments to our accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Goodwill impairment charges	$—	$—	$151,108	$391,000
Other intangible asset impairment charges	4,261	140,609	104,660	217,576
Property, plant and equipment impairment charges	505	1,608	2,884	4,824

Total asset impairment charges	$4,766	$142,217	$258,652	$613,400

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions.

(9)

To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which we could incur, related contingent obligations.

(10)	To exclude the gain on the extinguishment of debt associated with our March 2019 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three Months Ended September 30,
	2019		2018
	Operating expenses	Other non- operating expenses	Operating expenses	Other non- operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(922)	$—	$1,528
(Gain) loss on sale of business and other assets	—	1	—	(177)
Other miscellaneous	14,053	15,502	—	2

Total	$14,053	$14,581	$—	$1,353

	Nine Months Ended September 30,
	2019		2018
	Operating expenses	Other non- operating expenses	Operating expenses	Other non- operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$2,874	$—	$(1,560)
(Gain) loss on sale of business and other assets	—	(2,000)	—	(24,014)
Other miscellaneous	13,878	15,502	(630)	(3,704)

Total	$13,878	$16,376	$(630)	$(29,278)

Other miscellaneous during the three and nine months ended September 30, 2019 includes $14.1 million in Operating expenses for a premium associated with an extended reporting period endorsement on an expiring insurance program and $17.5 million in Other non-operating expenses for contract termination costs incurred as a result of certain product discontinuation activities in our International Pharmaceuticals segment.

(12)

Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP	226,598	224,132	225,804	223,829
Non-GAAP Adjusted	230,907	232,358	231,751	228,195

(15)

Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Retention and separation benefits and other restructuring.

(16)	To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)

The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended September 30, 2019 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended September 30, 2019
Net loss (GAAP)	$(495,901)
Income tax expense	29,938
Interest expense, net	540,147
Depreciation and amortization (15)	635,614

EBITDA (non-GAAP)	$709,798

Inventory step-up and other cost savings	$—
Upfront and milestone-related payments	6,136
Inventory reserve increase from restructuring	150
Retention and separation benefits and other restructuring	19,176
Certain litigation-related and other contingencies, net	(5,654)
Asset impairment charges	562,191
Acquisition-related and integration costs	451
Fair value of contingent consideration	(18,804)
Gain on extinguishment of debt	(119,828)
Share-based compensation	59,258
Other expense, net	1,671
Other adjustments	13,920
Discontinued operations, net of tax	78,327

Adjusted EBITDA (non-GAAP)	$1,306,792

Calculation of Net Debt:
Debt	$8,399,061
Cash (excluding Restricted Cash)	1,526,250

Net Debt (non-GAAP)	$6,872,811

Calculation of Net Debt Leverage:

Net Debt Leverage Ratio (non-GAAP)	5.3

Non-GAAP Financial Measures

The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.

Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.

See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.

SOURCE Endo International plc

Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833

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